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                                                                    EXHIBIT 10.1
[CHAPARRAL NETWORK STORAGE, INC. LOGO]

                             1998 STOCK OPTION PLAN
                            (Effective June 1, 1999)

         1. Purpose.

            (a) The purpose of the CHAPARRAL NETWORK STORAGE, INC. [formerly Chaparral Technologies, Inc.] 1998 Stock Option Plan (the "Plan") is to provide a means whereby selected eligible employees and officers and directors of, and consultants to, CHAPARRAL NETWORK STORAGE, INC., a Delaware Corporation (the "Company"), and its Affiliates, if any, as defined below, may be given a favorable opportunity to acquire common stock of the Company (the "Common Stock"), thereby encouraging such persons to accept or continue a qualifying relationship with the Company, increasing the interest of such persons in the Company's welfare through participation in the growth and the value of the Common Stock; and furnishing such persons with an incentive to improve operations and increase profits of the Company. The terms "Affiliate" or "Affiliates" as used in the Plan shall mean any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Internal Revenue Code of 1986, as amended (the "Code).

            (b) To accomplish the foregoing objectives, this Plan provides a means whereby employees, directors, and consultants may receive options to purchase Common Stock.

         2. Stock Options. Stock options granted pursuant to the Plan may, at the discretion of the Board of Directors of the Company, be granted either as an Incentive Stock Option ("ISO") or a Non-statutory Stock Option ("NSO").

         3. Administration. The Board of Directors (the "Board") whose authority shall be plenary, shall administer the Plan, unless and until such time as the Board delegates administration of the Plan pursuant to subsection 3(b) below.

            (a) The Board, whose determinations shall be conclusive, shall have the power, subject to and within the limits of the express provisions of the Plan:

                (i) To grant options pursuant to the Plan.

                (ii) To determine from time to time which of the eligible
            persons described in Section 5 below shall be granted options under the Plan, the number of shares for which each option shall be granted, the term of each granted option and the time or times during the term of each option within which all or portions of each option may be accelerated, if allowed under applicable law.

                (iii) To construe and interpret the Plan and options granted under it and to establish, amend, and revoke rules and regulations for its administration. The Board, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission of inconsistency in the Plan or in any option agreement with respect to the Plan in a manner to the extent it shall deem necessary or expedient to make the Plan fully effective.

                (iv) To grant options in exchange for cancellation of options granted earlier at different exercise prices; provided, however, nothing contained herein shall empower the Board to grant an ISO under conditions or pursuant to terms that are inconsistent with the requirements of subsection 4(b), below, or Section 422 of the Code.

                (v) To prescribe the terms and provisions of each option granted which need not be identical and the form of written instrument that shall constitute the option agreement.

                (vi) To amend the Plan as provided in Section 11, below.

                (vii) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

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                (viii) To take appropriate action to cause any option granted hereunder to cease to be an ISO, provided, however, no such action may be taken by the Board without the written consent of the affected optionee.

            (b) The Board may, however, by resolution, delegate administration of the Plan (including, without limitation, the Board's powers under subsection 3(a) above) to a committee acting under the authority of the Board. The Board shall have complete discretion to determine the composition, structure, form, term and operation of any committee established to administer the Plan. The Board at any time may revest in the Board the administration of the Plan.

         4. Shares Subject to Plan and to Option.

            (a) Subject to the provisions of Section 10 below (relating to adjustments upon changes in stock), the stock which may be sold pursuant to options granted under the Plan shall not exceed in the aggregate of twenty-eight million (28,000,000) shares of the Company's authorized Common Stock and may be unissued shares, reacquired shares, or shares bought on the market for the purpose of issuance under the Plan. If any options granted under the Plan shall for any reason terminate or expire without having been exercised in full, the stock not purchased under such options shall be available again for the purpose of the Plan.

            (b) If the aggregate fair market value of stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year exceeds the amount of the annual limitation provided in Section 422(d) of the Code, the excess shall be deemed to be a grant of an NSO to the extent of such excess.

         5. Eligibility

            (a) All employees of the Company and its Affiliates are eligible to receive ISOs and only employees of the Company and its Affiliates may be granted ISOs. Employees, directors and independent contractors shall also be eligible for NSOs.

            (b) No option issued under the Plan may be granted to a person who, at the time such option would be granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of outstanding capital stock of the Company or its Affiliate unless the option price is at least one hundred percent (100%) in the case of an NSO, one hundred ten percent (110%) in the case of an ISO, of the fair market value of the stock subject to the option and the ISO option by its terms is not exercisable after five (5) years from the date such option is granted. Any employee may hold more than one (1) option at any time. For purposes of this subsection 5(b), in determining stock ownership, an optionee shall be considered as owning the voting capital stock owned, directly or indirectly, by or for his brothers and sisters, spouse, ancestors and lineal descendants. Voting capital stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries, as applicable. Common Stock with respect to which any such optionee holds an option shall not be counted. Additionally, for purposes of this subsection 5(b), outstanding capital stock shall include all capital stock actually issued and outstanding immediately after the grant of the option to the optionee. Outstanding capital stock shall not include capital stock authorized for issue under outstanding options held by the optionee or by any other person.

         6. Terms of Options. Options granted pursuant to the Plan need not be identical, but each option shall be granted within ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders, whichever is earlier, shall specify the number of shares to which it pertains and shall be subject to the following terms and conditions:

            (a) The purchase price of each option shall be determined by the administrator of the Plan at the time the option is granted, but shall in no event, except as otherwise set forth in Section 5 above, be less than eighty-five percent (85%) in the case of an NSO, or one hundred percent (100%) in the case of an ISO, of the fair market value of the stock subject to the option on the date the option is granted. For all purposes of the Plan, the fair market value of the Common Stock shall be, if the Stock is publicly traded, its closing bid price on NASDAQ or the over-the-counter market, or if it is traded on another stock exchange, the last price at which it is traded on the exchange. If the stock is not publicly traded, the fair market value shall be such value as is determined in good faith by the Board of Directors by taking into

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         consideration the following factors: The Company's net worth, prospective earning power and dividend-paying capacity, and other relevant factors. The term "other relevant factors" includes the value of any recent private placement; the goodwill of the business; the economic outlook in the particular industry; the Company's position in the industry and its management; the degree of control of the business represented by the block of stock to be valued; and the values of securities of corporations engaged in the same or similar lines of business which are listed on a stock exchange. In addition to the relevant factors described above, consideration shall also be given to non-operating assets including proceeds of life insurance policies payable to or for the benefit of the Company, to the extent such non-operating assets have not been taken into account in the determination of net worth, prospective earning power, and dividend-earning capacity.

            (b) Except as otherwise set forth in Section 5 above, the term of any option shall not be greater than ten (10) years from the date it was granted.

            (c) An option by its terms shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercisable, during the lifetime of the option holder, only by the individual to whom the option is granted. Notwithstanding the above, if an employee is determined to be incompetent by a court of proper jurisdiction, his legal representative may exercise the option on his behalf.

            (d) Options under the Plan may be exercised by a participant regardless of whether he is employed by the Company or an Affiliate at the time of the exercise.

            (e) Upon termination of a participant's employment (defined as the date the participant is no longer employed by either the Company or any of its Affiliates), or upon termination of a directorship or of a consulting agreement for a non-employee, his rights to exercise an option then held by him shall be only as follows:

                (i) If a participant's employment is terminated for any reason other than death of the participant, he may, within not less than three (3) months following such termination, or within such longer period as the Board may fix, exercise the option to the extent such option was exercisable by the participant on the date of termination of his employment, or to the extent otherwise specified by the Board, which may so specify at a time that is subsequent to the date of the termination of his employment, provided, the date of exercise is in no event after the expiration of the term of the option. However, if the participant's employment is terminated due to Disability (within the meaning of Section 22(e) of the Code) of the participant, then paragraph 6(e) (ii) shall apply to such participant by substituting twelve (12) months for three (3) months.

                (ii) If a participant's employment is terminated by death, his estate shall have the right for a period of not more than twelve
            (12) months following the date of death, or for such longer period as the Board may fix to exercise such option on the date of death, or to the extent otherwise specified by the Board, which may so specify, at a time that is subsequent to the date of death, provided the actual date of exercise is in no event after the expiration of the term of the option. A participant's estate shall mean his legal representative or any person who acquires the right to exercise an option by reason of the participant's death.

            (f) Options may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board shall deem appropriate. No option, however, nor anything contained in the Plan, shall confer upon any employee any right to continue in the employ of the Company (or Affiliate) nor limit in any way the right of the Company (or Affiliate) to terminate his employment at any time.

            (g) In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, a transaction in which 100% of the then outstanding voting stock is sold or otherwise transferred, or the sale of substantially all of the assets of the Company, any or all outstanding options, shall, notwithstanding any contrary terms of the grant, accelerate and become exercisable in full at least ten days prior to (and shall expire on) the consummation of such dissolution, liquidation, merger, sale of stock or sale of assets on such conditions as the Board of Directors shall determine unless the successor corporation assumes the outstanding options or substitutes substantially equivalent options. In the event the successor corporation assumes the outstanding options or substitutes substantially equivalent options, the options of an optionee who is terminated (other than for

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         cause) or who resigns for good reason within twelve (12) months after a change in control, shall, notwithstanding any contrary terms of the grant, accelerate and become exercisable in full. The aggregate fair market value (determined at the time an option is granted) of stock with respect to ISOs which first become exercisable in the year of such dissolution, liquidation, merger, sale of stock or sale of assets cannot exceed $100,000. Any remaining accelerated ISOs shall be NSOs.

         7. Payments and Loans Upon Exercise.

            (a) The purchase price of stock sold pursuant to an option shall be paid either in full in cash or by check at the time the option is exercised or, to the extent permitted under the applicable provisions of Delaware General Corporation Law, pursuant to any deferred payment arrangement that the Board in its discretion may approve; provided, however, that any interest to be paid by an optionee in connection with any such deferred payment arrangement shall be charged interest at a rate of six percent (6%).

            (b) The Company may make loans or guarantee loans made by an appropriate financial institution to individual optionees, including officers, on such terms as may be approved by the Board for the purpose of financing the exercise of options granted under the Plan and the payment of any taxes that may be due by reason of such exercise.

            (c) In addition, to the extent authorized by the Board, optionees may make all or any portion of any payment due to the Company upon exercise of an option by delivery of any property (including securities of the Company) other than cash, so long as such property constitutes valid consideration for the stock under applicable law.

            (d) Where the Company has or will have a legal obligation to withhold taxes relating to the exercise of any stock option, such option may not be exercised, in whole or in part, unless such tax obligation is first satisfied in a manner satisfactory to the Company.

         8. Use of Proceeds from Stock. Proceeds from the sale of stock pursuant to options granted under the Plan shall be used for general corporate purposes.

         9. Stock Transfer Restrictions; Repurchase Provisions. Stock issued pursuant to the exercise of options granted under the Plan shall be subject to those stock transfer restrictions and/or repurchase provisions which shall be set forth in a Restricted Stock Agreement in the form approved by the Board. Each individual shall be required to execute such agreement prior to receiving his shares.

         10. Adjustments of the Changes in the Stock. Subject to the provisions set forth in subsection 6(g) above, in the event the shares of Common Stock of the Company, as presently constituted shall be changed into a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares, or otherwise) or if the number of shares of Common Stock of the Company shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Common Stock of the Company, theretofore appropriated or thereafter subject or which may become subject to an option under the Plan, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed, or to which each such share shall be entitled, as the case may be. Outstanding options shall also be amended as to the price and other terms if necessary to reflect the foregoing events. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock of the Company, or of any stock or other securities into which such Common Stock shall have been changed, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination. No right to purchase fractional shares shall result from any adjustment in options pursuant to this Section 10. In case of any such adjustment, the shares subject to the option shall be rounded down to the nearest whole share. Notice of the any adjustment shall be given by the Company to each holder of an option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

         11. Amendment of the Plan. The Board at any time and from time to time, may amend the Plan, subject to the limitation, however that except as provided in Section 10 (relating to adjustments upon changes in stock), no amendment shall be effective, unless approved, within twelve (12) months before or after the date of such amendment's adoption, by the vote or written consent of a majority of the outstanding shares of the Company entitled to vote, where such amendment will:

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            (a) increase the share reserve;

            (b) expand the class of persons who can receive ISOs; or

            (c) comply with any applicable law, regulation, or rule.

            It is expressly contemplated that the Board may amend the Plan in any respect necessary to provide the Company's employees with the maximum benefits provided or to be provided under Section 422 of the Code and the regulations promulgated thereunder relating to employee incentive stock options, and/or bring the plan or options granted under it into compliance therewith.

            Rights and obligations under any option granted before any amendment of the Plan shall not be altered or impaired by amendment of the Plan, except with the consent, which may be obtained in any manner deemed by the Board to be appropriate of the person to whom the option is granted.

         12. Termination or Suspension of the Plan. The Board at any time may suspend or terminate the Plan. The Plan, unless sooner terminated, shall terminate at the end of ten (10) years from the date the Plan is adopted by the Board or approved by the shareholders of the Company, whichever is earlier. An option may not be granted under the Plan while the Plan is suspended or after it is terminated.

             Rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the plan, except with the consent of the person to whom the option was granted, which may be obtained in any manner that the Board deems appropriate.

         13. Time of Granting Options. The date of the grant of an option hereunder shall, for all purposes, be the date on which the Board (or committee under authority of the Board) makes the determination granting such option.

         14. Listing, Qualification or Approval of Stock; Approval of Options. All options granted under the Plan are subject to the requirement that if at any time the Board shall determine in its discretion that the listing or qualification of the shares of stock subject thereto on any securities exchange or under any applicable law, or the consent or approval by any governmental regulatory body or the shareholders of the Company, is necessary or desirable as a condition of or in connection with the issuance of shares under the option, the option may not be exercised in whole or in part, unless such listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Board.

         15. Binding Effect of Conditions. The conditions and stipulations hereinabove contained or in any option granted pursuant to the Plan shall be and constitute a covenant running with all of the shares of the Company owned by the participant at any time, directly or indirectly whether the same have been issued or not, and those shares of the Company owned by the participant shall not be sold, assigned, or transferred by any person save and except in accordance with the terms and conditions herein provided, and the participant shall agree to use his best efforts to cause the officers of the Company to refuse to record on the books of the Company any assignment or transfer made or attempted to be made, except as provided in the Plan and to cause said officers to refuse to cancel old certificates or to issue or deliver new certificates therefor where the purchaser or assignee has acquired certificates of the stock represented thereby, except strictly in accordance with the provisions of this plan.

         16. Effective Date of Plan. The Plan shall become effective as determined by the Board but no options granted under it shall become exercisable until the Plan has been approved by the vote or written consent of the holders of a majority of the outstanding shares of the Company entitled to vote. If such shareholder approval is not obtained within twelve (12) months before or after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate, and no further options shall be granted and no shares shall be issued. Subject to such limitation, the Board may grant options under the Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

         17. Gender. The use of any gender specific pronoun or similar term is intended to be without legal significance as to gender.

         18. Financial Reports. The Company shall provide financial and other information regarding the Company pursuant to the provisions set forth in
Section 220 of the General Corporation Law of the State of Delaware.

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                                    EXHIBIT A



CHAIRMAN & CEO
CHAPARRAL NETWORK STORAGE, INC.
1951 SOUTH FORDHAM STREET
LONGMONT, CO 80503

This will confirm my understanding with respect to the shares to be issued to me by reason of my exercise this date of certain stock option rights granted to me by CHAPARRAL NETWORK STORAGE, INC. for the purchase of _______ shares of Common Stock (the Shares) as follows:

         (a) I am acquiring the Shares for my own account for investment with no present intention of dividing my interest with others or of reselling or otherwise disposing of any of the Shares.

         (b) The Shares are being issued without registration under the Securities Act of 1933 (the "Act") in reliance upon the private offering exemption contained in Section 4(2) of the Act, and such reliance is based in part on the above representation.

         (c) The certificate for the shares of stock to be issued to me will bear the following legend:

                  "The securities represented by this certificate have been acquired pursuant to an investment representation on the part of the holder hereof. They have not been registered under the Securities Act of 1933 or any state securities laws and may not be sold, pledged, hypothecated, donated or otherwise transferred, unless the Corporation has satisfied itself or has received a favorable option from its counsel, or has received such other evidence as may be satisfactory to its counsel that any contemplated transfer will not be in violation of such laws."

         (d) Since the Shares have not been registered under the Act, they must be held indefinitely until an exemption from the registration requirements of the Act is available or they are subsequently registered, in which event the representation in Paragraph (a) hereof shall terminate.

         (e) CHAPARRAL NETWORK STORAGE, INC. is not obligated to comply with the registration requirements of the Act or with the requirements for an exemption under Regulation A under the Act for my benefit.


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Name                                                        Date


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